PRUDENTIAL PACIFIC GROWTH FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ





                                               December 19, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Pacific Growth Fund, Inc.
                  File No. 811-6391



Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended October 31, 2003. The enclosed is being filed electronically via the EDGAR System.


                                                    Yours truly,


                                          /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                                      Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 19th day of December 2003.



Prudential Pacific Growth Fund, Inc.



By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary




T:\CLUSTER 2\N-SARS\PGF\2002\Annual cover-sig.doc